Exhibit 23.1

PRICEWATERHOUSECOOPERS [LOGO]

                                       PricewaterhouseCoopers LLP
                                                800 Market Street
                                              St. Louis, MO 63101
                                         Telephone (314) 206 8500


                   CONSENT OF INDEPENDENT ACCOUNTANTS
                   ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Anheuser-Busch Companies, Inc. of our report dated February 2, 1999, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 2, 1999 relating to the financial statement schedule, which appears in this Form 10-K.

/s/PRICEWATERHOUSECOOPERS LLP
   PRICEWATERHOUSECOOPERS LLP


St. Louis, Missouri
September 28, 1999

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